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                                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 22, 1994, on the financial statements of Long Distance Network, Inc. as of December 31, 1993 and 1992, included in this Form 8-K/A-2, and into SA Holdings, Inc.'s previously filed Registration Statements on Form S-8 dated February, 1992, November, 1992, January, 1993, June,
1993, and September, 1993.



Dallas, Texas
December 11, 1995              /s/ SAMSON, ROBBINS & ASSOCIATES